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                                                                     EXHIBIT 5.1



                             July __, 1996

Coinmach Laundry Corporation
55 Lumber Road
Roslyn, New York  11576


Ladies and Gentlemen:

         We have acted as special counsel to Coinmach Laundry Corporation, a Delaware corporation ("Coinmach"), in connection with the preparation of a
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Registration Statement on Form S-1 (No. 333-03587) which was filed by Coinmach with the Securities and Exchange Commission on May 13, 1996 (as such Registration Statement may be amended from time to time, the "Registration
                                                              ------------
Statement").  The Registration Statement relates to the registration by Coinmach
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under the Securities Act of 1933, as amended, of up to 4,000,000 shares of
Common Stock, par value $.01 per share, of Coinmach (the "Common Stock") and the
                                                          ------------
sale of up to an additional 600,000 shares of Common Stock (the "Over-Allotment
                                                                 --------------
Common Stock," together with the Common Stock, the "Shares") to cover the
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exercise of an over-allotment option by the Underwriters (as hereinafter defined).

         In rendering the opinions expressed below, we have been furnished with and, without independent investigation but with your consent, have relied upon
(i) certificates of officers, directors and representatives of Coinmach with respect to certain factual matters, and (ii) certificates, documents, instruments and assurances of public officials as we have deemed appropriate or advisable. We have also examined originals or copies identified to our satisfaction as being true copies, of the documents listed below, and we have made no independent investigation of any factual information contained therein or contained in any documents incorporated by reference or otherwise referred to therein (collectively, the "Documents"):

         A. Registration Statement (together with the form of prospectus forming a part thereof);

         B.   Form of Underwriting Agreement (the "Underwriting Agreement") to
                                                   ----------------------
be entered into among Coinmach, Lehman Brothers, Inc., Dillon, Read & Co., Lazard Freres & Co. LLC and Fieldstone FPCG Services, L.P. (collectively, the "Underwriters");
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         C.   Second Amended and Restated Certificate of Incorporation of
Coinmach;

         D.  Second Amended and Restated Bylaws of Coinmach; and

         E. Action by Written Consent in Lieu of Meeting of the Board of Directors of Coinmach relating to the transactions contemplated by the Registration Statement.
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Coinmach Laundry Corporation
July __, 1996
Page 2


         In addition, for the purposes of the opinions rendered herein, we have assumed with your permission and without independent verification:

         (a) that all signatures of all persons signing all Documents in connection with which the opinions are rendered are genuine and authorized;

         (b) that all Documents submitted to us as true copies, whether certified or not, conform to authentic original Documents;

         (c) that all Documents submitted to us as originals or duplicate originals are authentic original documents;

         (d) the existence, good standing, capacity and, where applicable, qualification to do business, of all of the parties to the Documents;

         (e) the corporate power and authority of each of the parties (other than Coinmach) to the Documents to enter into and perform their respective obligations under each of the Documents;

         (f) the due authorization, execution and delivery by all of the parties (other than Coinmach) to each of the Documents;

         (g) that each of the Documents constitutes the legal, valid and binding obligations of all of the parties thereto (other than Coinmach), enforceable against each of such parties in accordance with their respective terms; and

         (h) that the Documents accurately describe and contain the understandings of the parties, and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Documents.

         In rendering the opinions expressed below, we have made no independent investigation with respect to any matter in connection with which we did not represent Coinmach. To render these opinions, we have relied upon the actual knowledge of the attorneys in our firm who have devoted substantial attention to the transactions contemplated by the Registration Statement, and not to the knowledge of the firm generally.

         Based upon the foregoing, we are of the opinion, subject to the limitations, qualifications, assumptions and exceptions discussed below, that as of the date hereof:

         (1) Coinmach has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         (2) Upon delivery of the Shares in the manner contemplated by the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable.
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Coinmach Laundry Corporation
July __, 1996
Page 3


         Our opinions set forth above are subject to the following additional qualifications:

         (a) Our opinions are limited to the specific issues addressed herein and are limited in all respects to the laws as they exist on the date hereof and the facts as stated herein and purport to express what a court would conclude based on such facts. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

         (b) We express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. We assume no responsibility with respect to the application to the subject transactions, or the effect thereon, of the laws of any other jurisdiction.

         We hereby consent to the reference of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion is being rendered only to you for your exclusive benefit and is intended to be relied upon by you in connection with the transactions contemplated by the Registration Statement. This opinion may not be used for any other purpose, or relied on by any other person, firm or entity for any purpose, without our prior written consent.



                            Very truly yours,


                            ANDERSON KILL & OLICK, P.C



                             By:_______________________________
                                  Ronald S. Brody, Esq., a
                                  Member of the Firm